SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             NITTANY FINANCIAL CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Pennsylvania                                         23-2925762
--------------------------------------                     ---------------------
     (State of Incorporation                                   (IRS Employer
          or Organization)                                   Identification No.)


116 East College Avenue, State College, Pennsylvania              16801
----------------------------------------------------      ----------------------
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is                  of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check             Instruction A.(d), please check
the following box.|_|                       the following box.|X|


Securities  Act  registration  statement file number to which this form relates:
Not Applicable.

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                       Name of Each Exchange on Which
To be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------
None                                             Not Applicable.


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

In response to this Item 1 requirement, the information set forth under the caption "Description of Capital Stock" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on November 21, 1999 (File No.
333-90793),   is  incorporated   herein  by  reference  into  this  registration
statement.


Item 2.  Exhibits

3(i)     Amended Articles of Incorporation of Nittany Financial Corp.*
3(ii)    Bylaws of Nittany Financial Corp.*
4        Specimen Stock Certificate of Nittany Financial Corp.*

---------------------

* Incorporated herein by reference to Exhibits 3(i) (Articles of Incorporation), 3(ii) (Bylaws) and 4 (specimen stock certificate), to the Registration Statement of Nittany Financial Corp. on Form SB-2 (Registration No. 333-57277), which was originally filed with the Securities and Exchange Commission on June 19, 1998 and declared effective on July 31, 1998.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   NITTANY FINANCIAL CORP.



Date: April 30, 2001               By:  /s/David Z. Richards
                                        ----------------------------------------
                                        David Z. Richards
                                        President and Chief Executive Officer